Corporate structure with subsidiaries and participations of operating companies



Manas Petroleum Corp. (USA)
100%
DWM Petroleum AG (Switzerland)
100%
Manas Petroleum AG (Switzerland)
100%
Manas Management Services Ltd. (Bahamas)
32.29%
Petromanas Energy Inc.
25%
JSC South Petroleum Company (Kyrgyzstan)
90%
CJSC Somon Oil (Tajikistan)
74%
Gobi Energy Partners GmbH (Switzerland)
1%
99%
Manas limitada (Chile)
100%
Manas Adriatic GmbH
100%
Manas Adriatic GmbH (Albania)
100%
Gobi Energy Partners LLC (Mongolia)